JOHN HANCOCK INVESTMENT TRUST III

                          Amendment of Section 5.11 and
                        Establishment and Designation of
       Class A Shares, Class B Shares, Class C Shares, and Class I Shares
                            of Beneficial Interest of
                      John Hancock U.S. Global Leaders Fund
                  a Series of John Hancock Investment Trust III


         The undersigned, being a majority of the Trustees of John Hancock Investment Trust III, a Massachusetts business Trust (the "Trust"), acting pursuant to the Amended and Restated Declaration of Trust dated July 1, 1996, as amended from time to time (the "Declaration of Trust"), do hereby establish an additional series of shares of the Trust (the "Shares"), having rights and preferences set forth in the Declaration of Trust and in the Trust's Registration Statement on Form N-1A, which Shares shall represent undivided beneficial interests in a separate portfolio of assets of the Trust (the "Fund") designated "John Hancock U.S. Global Leaders Fund". The Shares are divided to create four classes of Shares of the Fund as follows:

      1. The four classes of Shares of the Fund established and designated hereby are "Class A Shares", "Class B Shares", "Class C Shares", and "Class I Shares", respectively.

      2. Class A Shares, Class B Shares, Class C Shares, and Class I Shares shall each be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

      3. The purchase price of Class A Shares, of Class B Shares, of Class C Shares, and of Class I Shares, the method of determining the net asset value of Class A Shares, of Class B Shares, of Class C Shares, and of Class I Shares, and the relative dividend rights of holders of Class A Shares, of holders of Class B Shares, of holders of Class C Shares, and of holders of Class I Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be as set forth in the Prospectus and Statement of Additional Information of the Fund included in the Trust's Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended.

         The Declaration of Trust is hereby amended to the extent necessary to reflect the establishment of such additional series of Shares, effective March 1, 2001.

                            Amendment of Section 5.11
                            -------------------------

         The undersigned, being a majority of the Trustees of John Hancock Investment Trust III, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated July 1, 1996, as amended from time to time, do hereby amend Section 5.11, effective March 1, 2001, as follows:

         1. Section 5.11 (a) shall be deleted and replaced with the following:

                  Without  limiting  the  authority of the Trustees set forth in
                  Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series:
                  John Hancock Global Fund, John Hancock Large Cap Growth Fund, John Hancock International Fund, and John Hancock Mid Cap Growth Fund, each of which consists of Class A Shares, Class B Shares, and Class C Shares; and John Hancock U.S. Global Leaders Fund, which consists of Class A Shares, Class B Shares, Class C Shares, and Class I Shares (the "Existing Series").


         Capitalized terms not otherwise defined shall have the meaning set forth in the Declaration of Trust.


         IN WITNESS WHEREOF, the undersigned have executed this instrument as of this 12th day of December 2000.


/s/Dennis S. Aronowitz                                  /s/Maureen R. Ford
-----------------------                                 ------------------
Dennis S. Aronowitz                                     Maureen R. Ford

/s/Stephen L. Brown                                     /s/Gail D. Fosler
--------------------                                    -----------------
Stephen L. Brown                                        Gail D. Fosler

/s/Richard P. Chapman, Jr.                              /s/William F. Glavin
--------------------------                              --------------------
Richard P. Chapman, Jr.                                 William F. Glavin

/s/William J. Cosgrove                                  /s/John A. Moore
-----------------------                                 ----------------
William J. Cosgrove                                     John A. Moore

/s/Leland O. Erdahl                                     /s/Patti McGill Peterson
--------------------                                    ------------------------
Leland O. Erdahl                                        Patti McGill Peterson

/s/Richard A. Farrell                                   /s/John W. Pratt
---------------------                                   ----------------
Richard A. Farrell                                      John W. Pratt

---------------------------------

         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.




COMMONWEALTH OF MASSACHUSETTS   )
                                )ss
COUNTY OF SUFFOLK               )


         Then personally appeared the above-named Dennis S. Aronowitz, Stephen
L. Brown, Richard P. Chapman, Jr., William J. Cosgrove, Leland O. Erdahl, Richard A. Farrell, Maureen R. Ford, Gail D. Fosler, William F. Glavin, John A. Moore, Patti McGill Peterson, and John W. Pratt, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 12th day of December, 2000.


                                    /s/ Erika Nager
                                    ---------------
                                    Notary Public

                                    My Commission Expires:  June 14, 2007
                                                            -------------


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